- 1 - US-DOCS\143497987.4 KEY EMPLOYEE FORM FUBOTV INC. 2023 EMPLOYMENT INDUCEMENT EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT AGREEMENT NOTICE OF RESTRICTED STOCK UNIT GRANT Unless otherwise defined herein, the terms defined in the fuboTV Inc. 2023 Employment Inducement Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement which includes the Notice of Restricted Stock Unit Grant (the “Notice of Grant”), Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, and all appendices and exhibits attached thereto (the “Award Agreement”). NOTICE OF RESTRICTED STOCK UNIT GRANT Participant Name: as listed on Fidelity Address: as listed on Fidelity The undersigned Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows: Grant Number: as listed on Fidelity Date of Grant: as listed on Fidelity Vesting Commencement Date: as listed on Fidelity Number of Restricted Stock Units: as listed on Fidelity Vesting Schedule: Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Units will vest in accordance with the following schedule: One-fourth (1/4th) of the Restricted Stock Units will vest on each of the first four anniversaries of the Vesting Commencement Date, subject to Participant continuing to be a Service Provider through each such date. In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate. Notwithstanding the foregoing, the Restricted Stock Units shall vest in the event Participant ceases to be a Service Provider by reason of Participant’s termination by the Company other than for

- 2 - US-DOCS\143497987.4 Cause or termination by Participant for Good Reason, in either case within twelve (12) months following a Change in Control. For purposes of this Award Agreement, “Cause” means (i) Participant’s act of dishonesty in connection with Participant’s responsibilities as an employee; (ii) Participant’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud or embezzlement; (iii) Participant’s gross and willful misconduct that has a material adverse effect on the business or affairs of the Company, (iv) Participant’s unauthorized and intentional use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Participant owes an obligation of nondisclosure as a result of your relationship with the Company; (v) Participant’s willful breach of any material obligations under any material written agreement or covenant with the Company; (vi) Participant’s continued failure to perform Participant’s employment duties after Participant has received a written demand of performance from the Company that specifically sets forth the factual basis for the Company’s belief that Participant has refused to perform Participant’s duties and has failed to cure such non-performance to the Company’s reasonable satisfaction within thirty (30) business days after receiving such notice; or (vii) Participant’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested Participant’s cooperation. For purposes of this Award Agreement, “Good Reason” means Participant’s resignation within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without Participant’s express written consent: (i) a material reduction of Participant’s duties, authority or responsibilities without Participant’s prior consent, but excluding for purposes of this subsection (i) any such diminution arising as a result of the Company becoming part of a larger enterprise by reason of any Change in Control, and (B) a change in Participant’s job position or title unless Participant’s new duties, authority or responsibilities are materially reduced from the prior duties, authority or responsibilities; (ii) a material reduction in Participant’s base salary (except where there is a commensurate reduction applicable to similarly- situated employees generally); or (iii) a material change in the geographic location of Participant’s primary work facility or location; provided, that a relocation of less than fifty (50) miles from Participant’s then-present work location will not be considered a material change in geographic location. Participant will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for Good Reason within ninety (90) days of the initial existence of the grounds for Good Reason and a reasonable cure period of thirty (30) days following the date the Company receives such notice during which such condition must not have been cured. If the Company uses an electronic capitalization table system (such as E*Trade, Shareworks, Fidelity or Carta) and the fields in this Notice of Grant are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of this Notice of Grant. By Participant’s acceptance (whether in writing, electronically or otherwise, including an acceptance through an electronic capitalization table system used by fuboTV Inc. (the “Company”), Participant agrees that this Award of Restricted Stock Units is granted under and governed by the

- 3 - US-DOCS\143497987.4 terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below. PARTICIPANT: FUBOTV INC. Signature Signature Print Name Print Name Title Address:

A - 1 US-DOCS\143497987.4 EXHIBIT A TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT 1. Grant of Restricted Stock Units. The Company hereby grants to the individual (the “Participant”) named in the Notice of Grant of Restricted Stock Units of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. This award of Restricted Stock Units is intended to constitute an “employment inducement” award under New York Stock Exchange (“NYSE”) Rule 303A.08, and consequently is intended to be exempt from the NYSE rules regarding shareholder approval of stock option plans or other equity compensation arrangements. This Agreement and the terms and conditions of the Award shall be interpreted in accordance with and consistent with such exception. 2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3 or 4, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. 3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to Participant continuing to be a Service Provider through each applicable vesting date. 4. Payment after Vesting. (a) General Rule. Subject to Section 8, any Restricted Stock Units that vest will be paid to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares. Subject to the provisions of Section 4(b), such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Stock Units payable under this Award Agreement. (b) Acceleration. (i) Discretionary Acceleration. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this

A - 2 US-DOCS\143497987.4 Section 4(b) shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence. (ii) Notwithstanding anything in the Plan or this Award Agreement or any other agreement (whether entered into before, on or after the Date of Grant), if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death. (c) Section 409A. It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). However, in no event will the Company reimburse Participant, or be otherwise responsible for, any taxes or costs that may be imposed on Participant as a result of Section 409A. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time. 5. Forfeiture Upon Termination as a Service Provider. Except as provided in the Notice of Grant, if Participant ceases to be a Service Provider for any or no reason, the then- unvested Restricted Stock Units awarded by this Award Agreement will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder. 6. Tax Consequences. Participant has reviewed with his or her own tax advisors the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

A - 3 US-DOCS\143497987.4 7. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer. 8. Tax Obligations (a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) or Parent or Subsidiary to which Participant is providing services (together, the Company, Employer and/or Parent or Subsidiary to which the Participant is providing services, the “Service Recipient”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Restricted Stock Units, including, without limitation, (i) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the Employer or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) the Participant’s and, to the extent required by the Company (or Service Recipient), the Company’s (or Service Recipient’s) fringe benefit tax liability, if any, associated with the grant, vesting, or settlement of the Restricted Stock Units or sale of Shares, and (iii) any other Company (or Service Recipient) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to the Restricted Stock Units (or settlement thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (A) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (B) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Service Recipient (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares. (b) Tax Withholding. When Shares are issued as payment for vested Restricted Stock Units, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in his or her jurisdiction. Pursuant to such procedures as the Administrator may specify from time to time, the Company and/or Service Recipient shall withhold the amount required to be

A - 4 US-DOCS\143497987.4 withheld for the payment of Tax Obligations. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount that is necessary to meet the withholding requirement for such Tax Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences), (iii) withholding the amount of such Tax Obligations from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Service Recipient, (iv) delivering to the Company already vested and owned Shares having a fair market value equal to such Tax Obligations, or (v) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount that is necessary to meet the withholding requirement for such Tax Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences). To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to Participant and, until determined otherwise by the Company, this will be the method by which such Tax Obligations are satisfied. Further, if Participant is subject to tax in more than one jurisdiction between the Date of Grant and a date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges and agrees that the Company and/or the Service Recipient (and/or former employer, as applicable) may be required to withhold or account for tax in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of such Tax Obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and such Restricted Stock Units will be returned to the Company at no cost to the Company. Participant acknowledges and agrees that the Company may refuse to deliver the Shares if such Tax Obligations are not delivered at the time they are due. 9. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares. 10. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW IS AT THE WILL OF THE COMPANY (OR THE SERVICE RECIPIENT) AND NOT THROUGH

A - 5 US-DOCS\143497987.4 THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK UNIT AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE SERVICE RECIPIENT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE. 11. Grant is Not Transferable. Except to the limited extent provided in Section 7, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void. 12. Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that: (a) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past; (b) all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company; (c) Participant is voluntarily participating in the Plan; (d) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation; (e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of- service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (f) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted;

A - 6 US-DOCS\143497987.4 (g) for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not such termination is later to be found invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Units grant (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law); (h) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and (i) the following provisions apply only if Participant is providing services outside the United States: (i) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose; (ii) Participant acknowledges and agrees that none of the Company, the Employer or any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement; and (iii) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary or the Service Recipient, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary and the Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in

A - 7 US-DOCS\143497987.4 the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim. 13. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan. 14. Clawback/Recovery. By executing this Award Agreement and accepting this Award, Participant agrees that the payments hereunder may be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (a) any clawback, forfeiture or other similar policy adopted by the Board or Compensation Committee thereof and as in effect from time to time, including, without limitation, the Policy for Recovery of Erroneously Awarded Compensation (as amended from time to time, the “Policy”) adopted by the Company, and (b) Applicable Law (collectively, the “Clawback Provisions”). In consideration of this Award, Participant further agrees that all Incentive-Based Compensation (as defined in the Policy) received by the Participant after the Effective Date (as defined in the Policy) is subject to recovery pursuant to the Policy. To the extent the Company’s recovery rights under the Clawback Provisions conflict with any other contractual rights Participant may have with the Company or any Parent or Subsidiary, Participant understands that the terms of the Clawback Provisions shall supersede any such contractual rights. This Section 14 is not intended to limit any clawback and/or disgorgement of such compensation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002. No recovery of compensation under any Clawback Provision or otherwise, including under the Policy, will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary or Parent of the Company. Participant agrees that Participant is not entitled to indemnification or right of advancement of expenses in connection with any enforcement of the Clawback Provisions by the Company and, to the extent any agreement or organizational document purports to provide otherwise, Participant hereby irrevocably agrees to forego such indemnification. By executing this Award Agreement, Participant agrees to take all required action in a reasonably prompt manner, as applicable, to enable any reduction, cancellation, forfeiture or recoupment of the payments hereunder and any other compensation in order to enable the enforcement of the Clawback Provisions. 15. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, or other Service Recipient the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home

A - 8 US-DOCS\143497987.4 address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. Participant understands that Data will be transferred to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Service Recipient will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative. 16. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at fuboTV Inc., 1290 Avenue of the Americas, 9th Floor, New York, New York 10016, or at such other address as the Company may hereafter designate in writing. 17. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any

A - 9 US-DOCS\143497987.4 on-line or electronic system established and maintained by the Company or a third party designated by the Company. 18. No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances. 19. Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company. 20. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Award Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience. 21. Language. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 22. Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

A - 10 US-DOCS\143497987.4 23. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement. 24. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time. 25. Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units. 26. Governing Law; Venue; Severability. This Award Agreement and the Restricted Stock Units are governed by the internal substantive laws, but not the choice of law rules, of New York. For purposes of litigating any dispute that arises under these Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of New York, and agree that such litigation will be conducted in the courts of New York, or the federal courts for the United States for the Southern District of New York, and no other courts, where this Award Agreement is made and/or to be performed. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement shall continue in full force and effect. 27. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the appendices and exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. 28. Country Addendum. Notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit grant shall be subject to any special terms and conditions set forth in the appendix (if any) to this Award Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Award Agreement.

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Addendum - 1 US-DOCS\143497987.4 ADDENDUM TO TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT SPECIAL COUNTRY PROVISIONS FOR RSUS FOR PARTICIPANTS This Addendum includes special terms and conditions applicable to Participants in the countries below. These terms and conditions are in addition to those set forth in the Terms and Conditions of Restricted Stock Unit Grant (the “Award Agreement”) and the Plan, and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Award Agreement, these terms and conditions shall prevail. Any capitalized term used in this Addendum without definition shall have the meaning ascribed to such term in the Plan or the Award Agreement, as applicable. GENERAL PROVISIONS 1. Data Privacy. Participant acknowledges and agrees to the data privacy provisions set forth in Section 14 of the Award Agreement. 2. Notifications. This Addendum also includes information relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of September 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the RSUs vest or Shares acquired under the Plan are sold. In addition, the information is general in nature and may not apply to the particular situation of Participant, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, Participant understands that if Participant is a citizen or resident of a country other than the one in which he or she is currently residing or working, the information contained herein may not be applicable to Participant. 3. English Language. By participating in the Plan, Participant acknowledges that Participant is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow him or her to understand the terms and conditions of the Plan and the Award Agreement applicable to Participant’s country of residence. If Participant has received the Award Agreement and the Plan applicably to his or her country of residence or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 4. Currency. Participant understands that, any amounts related to the RSUs will be denominated in U.S. dollars and will be converted to any local currency using a prevailing exchange rate in effect at the time such conversion is performed, as determined by the Company.

Addendum - 2 US-DOCS\143497987.4 Participant understands and agrees that neither the Company nor any affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the RSUs, or of any amounts due to Participant or as a result of the subsequent sale of any Shares acquired under the RSUs. 5. Foreign Asset/Account Reporting; Exchange Controls. Participant’s country of residence may have certain foreign asset and/or account reporting or exchange control requirements which may affect his or her ability to acquire or hold Shares under the Award Agreement or cash received (including proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his/her participation in the Plan to his or her country through a designated broker or bank and/or within a certain time after receipt. Participant is responsible for ensuring compliance with such regulations and should consult with his or her personal legal advisor for any details. 6. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or the Award Agreement or any receipt of the RSUs or sale of Shares acquired upon settlement of the RSUs. Participant should consult his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan and the Award Agreement before taking any action related to the RSUs or the Shares. 7. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant, on the RSUs and/or any Shares issuable upon settlement of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 8. No Representations With Respect to Tax Qualification. Although the Company may endeavor to (a) qualify the RSUs for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan. 9. Securities Law Notice. Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Award Agreement (of which this Addendum is a part), the Plan, and any other communications or materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Participant’s jurisdiction.

Addendum - 3 US-DOCS\143497987.4 10. No EU Prospectus. This document does not constitute a prospectus within the meaning of Regulation (EU) 2017/1129 (“European Prospectus Regulation”). In participating in the Plan, Participant acknowledges that no prospectus will be published for the purpose of the offering, issuance and sale of the underlying Shares and any offering of the Shares is conducted by the Company in reliance on an exemption from the obligation to publish a prospectus set forth in Article 1 of the Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC. INDIA 1. Tax Withholding. (a) Participant agrees that under the provisions of the (Indian) Income Tax Act, 1961, the Employer and/or the Company would be required to withhold Tax Obligations on the value of the benefit earned by Participant as a result of Participant’s participation in the Plan. Such benefit shall be computed according to the provisions of the (Indian) Income Tax Act, 1961, read with the (Indian) Income Tax Rules, 1962. (b) Participant agrees that the Company and/or the Service Recipient may calculate the Tax Obligations to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right that Participant may have to recover any overpayment from the relevant tax authorities. Participant agrees that the Company and/or the Service Recipient may withhold the Tax Obligations from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Service Recipient. Participant agrees to pay to the Company or the Service Recipient the Tax Obligations that the Company or the Service Recipient may be required to withhold or account, if such Tax Obligations cannot be satisfied by the means previously described. (c) Participant acknowledges that, regardless of any action taken by the Company or the Service Recipient, the ultimate liability for all Tax Obligations is and remains the responsibility of Participant and may exceed the amount actually withheld by the Company or the Service Recipient. 2. Exchange Control Information. Participant understands and agrees that Participant must repatriate any proceeds from the sale of Shares acquired under the Plan to India and convert the proceeds into local currency within 90 days of receipt. Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency. Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or his or her employer requests proof of repatriation. 3. Foreign Asset/Account Reporting Information. Participant acknowledges that Indian residents are required to declare the following items in their annual tax return: (a) any foreign assets held by them (including Shares acquired under the Plan), and (b) any foreign bank

Addendum - 4 US-DOCS\143497987.4 accounts for which they have signing authority. It is Participant’s responsibility to comply with applicable foreign asset tax laws in India. Participant is advised to consult with his or her personal tax advisor to ensure that Participant is properly reporting his or her foreign assets and bank accounts. Participant’s local employer will issue a Form 16 to Participant and report perquisites in Form 12BA after the end of Financial Year.